ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made and entered into effective as of this 6th day of October, 2008, by and between Ryan Companies US, Inc., a Minnesota corporation ("Assignor"), and AEI Income & Growth Fund XXII Limited Partnership as to an undivided 33% interest, AEI Income & Growth Fund 24 LLC as to an undivided 34% interest, and AEI Income & Growth Fund 27 LLC as to an undivided 33% interest, as tenants in common (each individually and all such tenants in common are collectively referred to herein as "Assignee").

                           RECITALS:

      A. Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated August 7, 2008, as it may have been amended (the "Agreement"), pursuant to which Assignee is acquiring from Assignor the real property and improvements, located on property more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference.

      B. Pursuant to the terms of the Agreement, Assignor desires to sell, assign, convey, transfer and set over to Assignee and Assignee desires to assume all of Assignor's interest in that certain Lease dated February 27, 2007 (the "Lease"), by and between Assignor and Best Buy Stores, L.P., a Virginia limited partnership (the "Tenant"), including all rents prepaid for any period subsequent to the date of this Assignment, subject to the terms and conditions set forth below.

      C. Assignor is the Landlord under the Lease with full right and title to assign the Lease and the Rent to Assignee as provided herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Assignor and Assignee hereby agree as follows:

      1 Assignor hereby irrevocably and unconditionally sells, assigns, conveys, transfers and sets over unto Assignee, its heirs, successors and assigns as of the date hereof (the "Effective Date"), all of Assignor's right, title and interest in, to and under: (i) the Lease, together with any and all guaranties thereof, if any, and (ii) any and all rents prepaid as of the Effective Date, held by Assignor in connection with the Lease (the "Rent").

      2. Assignee hereby irrevocably and unconditionally assumes, and shall be fully liable for, all of Assignor's obligations under the Lease on or after the Effective Date. Assignor shall indemnify and hold Assignee harmless from any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising as a result of Assignor's failure to fulfill the landlord's duties and obligations accruing under the Lease prior to the Effective Date. Assignee shall indemnify and hold Assignor harmless from any and all liabilities, claims, obligations, losses and expenses, including reasonable attorney's fees, arising as a result of Assignee's failure to fulfill the landlord's duties and obligations accruing under the Lease on or after the Effective Date. Assignee shall be entitled to receive all income accruing from the Lease from and after said Effective Date. Assignor shall be entitled to receive all income accruing from the Lease prior to the Effective Date.

      3. Assignor shall direct the tenant and any successor tenant under the Lease to pay to Assignee the Rent and all other monetary obligations due or to become due under the Lease for the period beginning on the Effective Date. Assignee shall promptly pay to Assignor all Rent received that is attributable to periods prior to the Effective Date.

     4. This Assignment shall be governed by and construed in accordance with the laws of the state in which the Property is located.

     5. All rights and obligations of Assignee and Assignor hereunder shall be binding upon and inure to the benefit of Assignor, Assignee and the heirs, successors and assigns of each such party.

      6. This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

     7. Whenever the context so requires in this Assignment, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
             SIGNATURES APPEAR ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the day and year first above written.


ASSIGNOR:                      Ryan Companies US, Inc.,
                               a Minnesota corporation


                               By: /s/ Daniel R Levitt
                             Name:     Daniel R Levitt
                              Its:     Vice President



ASSIGNEE:                     AEI Income & Growth Fund XXII Limited
                              Partnership

                              By: AEI Fund Management XXI, Inc.

                              By:/s/ Patrick W Keene
                                     Patrick W. Keene,Secretary/Treasurer


                              AEI Income & Growth Fund 24
                              Limited Partnership

                              By: AEI Fund Management XXI, Inc.

                              By: /s/ Patrick W Keene
                                      Patrick W. Keene,Secretary/Treasurer


                              AEI Income & Growth Fund 27
                              Limited Partnership

                              By: AEI Fund Management XXI,Inc.

                              By:  /s/ Patrick W Keene
                                       Patrick W. Keene,Secretary/Treasurer




                       ACKNOWLEDGEMENTS


STATE OF MINNESOTA      )
                        ) ss.
CITY/COUNTY OF HENNEPIN )


     I, the undersigned, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY, that the above named Daniel R Levitt of Ryan Companies US, Inc., personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Vice President, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of the corporation for the uses and purposes therein set forth.

     Given under my hand and Notary Seal, this 2 day of October, 2008.

                    /s/ Judy A Hermanson
                         Notary Public


[notary seal]





STATE OF MINNESOTA      )
                        ) ss.
CITY/COUNTY OF RAMSEY   )

     The forgoing instrument was acknowledged before me this 2 day of October, 2008, by Patrick W. Keene, as
Secretary/Treasurer of AEI Fund Management XXI, Inc., the corporate general partner of AEI Income & Growth Fund XXII
Limited Partnership, on behalf of said partnership.

     WITNESS my hand and official seal.


                            /s/ Josann Marie Johnson
                                   Notary Public

                                   [Notarial Seal]


STATE OF MINNESOTA      )
                        ) ss.
CITY/COUNTY OF RAMSEY   )

     The forgoing instrument was acknowledged before me 2 day of October, 2008, by Patrick W. Keene, as Secretary/Treasurer of AEI Fund Management XXI, Inc., the Managing Member of AEI
Income & Growth Fund 24 LLC, on behalf of said limited liability company.

     WITNESS my hand and official seal.


                            /s/ Josann Marie Johnson
                                   Notary Public

                                   [Notarial Seal]







STATE OF MINNESOTA      )
                        ) ss.
CITY/COUNTY OF RAMSEY   )

     The forgoing instrument was acknowledged before me this 2 day of October, 2008, by Patrick W. Keene, as
Secretary/Treasurer of AEI Fund Management XXI, Inc., the
Managing Member of AEI Income & Growth Fund 27 LLC, on behalf of said limited liability company.

     WITNESS my hand and official seal.


                            /s/ Josann Marie Johnson
                                   Notary Public

                                   [Notarial Seal]


        EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASE

                       Legal Description

LOT 2 OF CERTIFIED SURVEY MAP NUMBER 4170, A DIVISION OF LOT 1 OF CERTIFIED SURVEY MAP NO. 3997, RECORDED AUGUST 22, 2008 IN THE OFFICE OF THE REGISTER OF DEEDS FOR WALWORTH COUNTY, WISCONSIN IN VOLUME 26, PAGE 193, AS DOCUMENT NO. 744108, BEING PART OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER AND THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 30, TOWN 2 NORTH, RANGE 18 EAST, IN THE CITY OF LAKE GENEVA, WALWORTH COUNTY, WISCONSIN.



                   FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE ("Amendment") is made and entered into this day of, 2007, by and between RYAN COMPANIES US, INC., a Minne sota corporation
("Landlord"), and BEST BUY STORES, L.P., a Virginia limited partnership ("Tenant").

                           RECITALS:

    A. Landlord and Tenant are parties to that certain Lease dated February 27, 2007 ("Original Lease") for the premises described therein located at Geneva Commons Shopping Center, Lake Geneva, Wisconsin ("Shopping Center").

    B. Pursuant to the Lease, Landlord endeavored to obtain the approval of the Village of Lake Geneva, Wisconsin ("Village") to Tenant's proposed signage attached as Exhibit D-1 to the Original Lease.

    C. Landlord has obtained the approval of the Village to the Tenant building signage and the Shopping Center pylon signage depicted on Schedule I attached hereto and made a part hereof.

    D. The parties desire to incorporate their understandings and agreements relative to the Tenant building signage and Shopping Center pylon signage in this Amendment (the Original Lease, as amended by this Amendment, is hereinafter referred to as the "Lease").

     IN CONSIDERATION of the mutual covenants and agreements herein and in the Lease contained, the parties hereby agree as follows:

        1. Signage. Notwithstanding anything to the contrary set forth in Section 12 of the Original Lease or in Exhibits D or D-1 attached thereto, the Village-approved and Landlord-approved Tenant building signage and Shopping Center pylon signage depicted on Schedule I hereto shall be the Tenant building signage and Shopping Center pylon signage for all purposes under the Lease and shall satisfy the requirements of
Section 12 of the Original Lease. The Original Lease is hereby amended by substituting Exhibit D-1 to the Original Lease with
Schedule I attached to this Amendment.

         2. Premises. The Premises contain 30,296 square feet of Rentable Area as certified in accordance with BOMA standards

         3. Lease Term. In accordance with the terms and conditions of Article 3 in the Original Lease, the Commencement Date shall be March 6, 2008 and shall expire on January 31, 2019.

         4.   Fixed Rent. Fixed Rent shall be amended as follows:

              Lease Yr.        Monthly    Annual   Per Sq.Ft.
              1-5            $36,607.67  $439,292   $14.50

              6-10           $37,870.00  $454,440   $15.00

              Opt. 1 (11-15) $39,132.33  $469,588   $15.50

              Opt. 2 (16-20) $40,394.67  $484,736   $16.00

              Opt. 3 (21-25) $41,657.00  $499,884   $16.50

              Opt. 4 (26-30) $42,919.33  $515,032   $17.00

         5. Reaffirmation. Except as expressly provided herein, the Original Lease shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.



LANDLORD:                                  TENANT:

RYAN COMPANIES US, INC., a Minnesota    BEST BUY STORES, L.P.,
corporation                             a Virginia limited partnership

By:                                     By:
Name:                                   Name:
Its:                                    Its:





                             LEASE
                        by and between


                    RYAN COMPANIES US, INC.
                   a Minnesota corporation/
                         ("Landlord")

                              and


                     BEST BUY STORES, LP.,
                a Virginia limited partnership



                          ("Tenant")


                 for improved real property at


                Geneva Commons Shopping Center
                        Lake Geneva, WI
                        TABLE OF CONTENTS

Article                                                      Page
I. FUNDAMENTAL LEASE TERMS.                                    1
1.   THE PREMISES.                                             2
2.   TITLE AND QUIET POSSESSION.                               3
3.   LEASE TERM.                                               4
4.   OPTION TO EXTEND.                                         4
5.   COMPLETION AND DELIVERY OF THE PREMISES AND SHOPPING
      CENTER; CONTINGENCY                                      5
6.   RIGHT OF PRIOR ENTRY.                                     9
7.   RENT.                                                    10
8.   CONFORMITY WITH LAW; OPERATIONS.                         10
9.   UTILITIES FOR THE PREMISES.                              11
10.  REPAIRS                                                  11
11.  ACCESS BY LANDLORD.                                      12
12.  TENANT'S FIXTURES AND SIGNS.                             13
13.  ALTERATIONS TO THE PREMISES; SATELLITE EQUIPMENT         14
14.  SURRENDER OF THE PREMISES                                14
15.  HOLDING OVER                                             15
16.  DEFAULT; DISPUTES.                                       15
18.  QUIET ENJOYMENT.                                         17
19.  DAMAGE BY FIRE OR CASUALTY.                              18
20.  WAIVER OF SUBROGATION.                                   19
21.  EMINENT DOMAIN.                                          19
22.  INSURANCE.                                               19
23.  SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.           20
24.  TRANSFER OF INTEREST.                                    21
25.  REAL ESTATE TAXES.                                       22
26.  RIGHT OF PROTEST.                                        23
27.  COMMON AREAS.                                            23
28.  ALTERATIONS TO SHOPPING CENTER.                          26
29.  INTENTIONALLY DELETED                                    27
30.  EXCLUSIVITY AND USE.                                     27
31.  HAZARDOUS SUBSTANCES.                                    28
32.  ESTOPPEL CERTIFICATE.                                    30
33.  PARKING.                                                 30
34.  ATTORNEY'S FEES.                                         30
35.  BROKERAGE.                                               31
36.  NOTICES.                                                 31
37.  MISCELLANEOUS.                                           31
II.  EXHIBITS.                                                33

     EXHIBITS

 A.   LEGAL DESCRIPTION OF SHOPPING CENTER
 B.   SITE PLAN
 C.   PERMITTED TITLE EXCEPTIONS (TITLE COMMITMENT/POLICY)
 D.   CONSTRUCTION PLANS AND SPECIFICATIONS AND ELEVATIONS D-1
      PYLON AND/OR MONUMENT SIGNS
 E.   SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
 F.   COMMON AREA SPECIFICATIONS
 G.   MEMORANDUM OF LEASE
 H.   PROHIBITED USES




                                                Best Buy #

                             LEASE

THIS LEASE ("Lease") is made and entered into as of the 27th of February , 2007, by and between RYAN COMPANIES US, INC., a
Minnesota corporation/ ("Landlord"), and BEST BUY STORES, L.P., a Virginia limited partnership ("Tenant").

                           WITNESSETH:

In consideration of the rents reserved and the covenants and conditions set forth herein, Landlord and Tenant agree as follows:

I.   FUNDAMENTAL LEASE TERMS.

     A.   Parties.

         Landlord:Ryan Companies US, Inc.
          Tenant:  Best Buy Stores, L.P.

     B.   Premises (Article 1).

          Approximately  thirty thousand one  hundred  sixty-two
         (30,162) square feet of building area with dimensions of not less than 186-0 of frontage and 158-8 of depth located in Geneva Commons, Lake Geneva, WI.

     C.   Term (Articles 3 and 4).

         Ten (10) Lease Years, with four (4), five (5) Lease
         Year options to extend.

     D.   Fixed Rent (Article 7).
          Lease Yr.        Monthly          Annual        Per sq.
                                                            ft.
          1-5             $36,445.75       $437,349       $14.50
          6-10            $37,702.50       $452,430       $15.00
          Opt. 1 (11-15)  $38,959.25       $467,511       $15.50

          Opt. 2 (16-20)  $40,216.00       $482,592       $16.00

          Opt. 3 (21-25)  $41,472.75       $497,673       $16.50

          Opt. 4 (26-30)  $42,729.50       $512,754       $17.00


     E.   Construction (Article 5).

          Landlord to complete construction on or before February 15, 2008 (the "Delivery Date").
          F.  Addresses (Article 36).

          (i)  If to Landlord:

               Ryan Companies US, Inc.
               50 South 10th Street, Suite 300
               Minneapolis, MN 55403
               Attention: Properties Group
               Federal Tax Identification Number: 410882483

               and to:
               Ryan Companies US, Inc.
               50 South 10th Street, Suite 300
               Minneapolis, MN 55403
               Federal Tax Identification
               Number: 410882483 Attention:
               Mark Kampmeyer

               with a copy to:
               Neal, Gerber & Eisenberg, UP
               Two North LaSalle
               Street Suite 2200
               Chicago, IL 60602
               Attn: Paula Kaplan Berger, Esq.

          (ii) If to Tenant:

               Best Buy Stores,
               L.P. 7601 Penn
               Avenue South
               Richfield, MN
               55423
               Attention: Legal Department - Real Estate
               Federal Tax Identification Number: 41-1822872

               with a copy to:
               Robins, Kaplan, Miller &
               Ciresi L.L.P. 2800 LaSalle
               Plaza
               800 LaSalle Avenue
               Minneapolis, MN 55402-2015
               Attention: Steven A. Schumeister, Esq.

     G    Potential Conflict.

          In the event that any of the terms or provisions set forth in any portion of the Fundamental Lease Terms set forth above shall conflict with any of the terms or provisions of the balance of the Lease, the applicable Fundamental Lease Term shall control.

1.   THE PREMISES.

                               2
Subject to the terms and conditions of this Lease, Landlord leases to Tenant and Tenant rents from Landlord the premises situated in the City of Lake Geneva, County of Walworth, State of Wisconsin, and known and described as follows:

     The   premises   and  improvements  and  appurtenances
     constructed   and  to  be  constructed  thereto   (the
     "Premises")  located  in the Geneva  Commons  Shopping
     Center  (the "Shopping Center"). The legal description
     of the Shopping Center is attached hereto as Exhibit A
     and  made  a part hereof, and the Shopping  Center  is
     outlined  in red on the site plan attached  hereto  as
     Exhibit B and made a part hereof, provided that in the
     event of any conflict between Exhibit A and Exhibit B,
     Exhibit  B shall control. The Shopping Center includes
     the  real  property owned by Target. As used  in  this
     Lease,  the  term "Landlord's Property" describes  the
     land  parcels  in  the Shopping Center  that  Landlord
     holds  in fee simple title or controls under a  lease,
     plus  all  other real property interests that Landlord
     has  in or over land within the Shopping Center, (such
     as  easements  and  access rights);  but  specifically
     excluding  the square footage of land in the  Shopping
     Center   owned   by   Target.  The  Premises   contain
     approximately thirty thousand, one hundred  sixty  two
     (30,162) square feet of building area with dimensions of not less than 186"0" of frontage and 158'-6" of depth and are cross-hatched on the site plan attached hereto as Exhibit B, exclusive of square footage applicable, if any, to a loading dock appendage to Premises resulting from the design of the Shopping
     Center.


2.   TITLE AND QUIET POSSESSION.

Landlord hereby represents, covenants and warrants to Tenant that it has full right and authority to enter into this Lease in accordance with the terms hereof and that it has and will maintain throughout the Lease Term (subject to Landlord's transfer rights in accordance with this Lease) good title in fee simple to the Landlord's Property including the Premises free and clear of all liens and encumbrances except as stated in the current title commitment or policy issued from a national title company attached hereto as Exhibit C and made a part hereof (the "Permitted Exceptions"). If so requested by Tenant from time to time during the term of this Lease, Landlord shall furnish Tenant with evidence of Landlord's title to the Premises. Such title may be evidenced by a copy of a policy of title insurance issued by a title insurance company licensed to do business in the state in which the Premises are located, which policy shall contain no exceptions to Landlord's interest in the Premises superior to this Lease other than the Permitted Exceptions and mortgages or deeds of trust if in accordance with the provisions of Article 23 of this Lease.

Tenant agrees and acknowledges that (a) Landlord intends to subject or has subjected the Shopping Center, the Premises and other property to the terms and conditions of a reciprocal easement agreement ("REA") with Target, Inc. governing the use, operation, maintenance, repair, design and construction of such property and providing for, among other things, the imposition of certain covenants, conditions, restrictions and easements, and (b) notwithstanding the later execution and recordation of the REA, this Lease and Tenant's interest in and to the Premises is and shall be

                                3
subject and subordinate to the Declaration; provided, however, in the event of any conflict between the express provisions of this Lease and the provisions of the REA that would cause a material reduction of Tenant's rights hereunder or a material increase in Tenant's obligations hereunder, the provisions of this Lease shall prevail and control. Subject to the provisions of this Article, the REA shall be a Permitted Exception. Landlord shall provide Tenant a complimentary copy or a near execution copy of the REA for its review.

3.   LEASE TERM.

The term of this Lease (the "Lease Term") shall be for a period of ten (10) "Lease Years," as that term is hereinafter defined. The Lease Term shall commence on the date (the "Commencement Date") which is the earlier of: (i) the Possession Date, as that term is hereinafter defined, or (ii) the date Tenant opens for business to the public at the Premises. The Lease Term shall expire on the last day of the tenth (10th) consecutive "Lease Year," unless sooner terminated or extended as provided herein.

The "Possession Date" as used herein means the ninetieth (90th) day Landlord delivers the Premises and Tenant or Tenant's architect certifies in writing that the Premises are in the condition described in Article 5 hereof and available for occupancy by Tenant; provided, however, that if any delivery and certification shall be given between October 1 of any year and January 5 of the subsequent year, the Possession Date shall be, at Tenant's option, effective on January 5 of such subsequent year and the ninety (90) day period shall begin to run from such date; and provided further that the ninety (90) day period shall be extended by the number of days of delay resulting from strikes, casualties, Tenant's inability to secure necessary licenses or permits or any other cause beyond Tenant's control; provided that Tenant uses commercially reasonable efforts to mitigate such delay and notifies Landlord, in writing, at the inception of the delay; provided further that in no event shall the Possession Date be deemed to have occurred prior to the Delivery Date unless Tenant shall agree to the same in writing.

The term "Lease Year" as used herein shall mean a period of twelve (12) consecutive full calendar months (except for the first Lease Year, which may be longer). The first Lease Year shall commence on the Commencement Date. The first Lease Year shall expire at midnight on the second January 31 following the Commencement Date. Succeeding Lease Years shall each commence on the first (1st) day following the end of the preceding Lease Year. After the Commencement Date and within ten (10) business days after request from the other party, the parties shall jointly execute a statement specifying the Commencement Date of this Lease.

4.   OPTION TO EXTEND.

Tenant is hereby given the right to extend the Lease Term for four (4) additional periods of five (5) Lease Years per period, upon the same terms and conditions as provided in the initial Lease Term. Tenant shall exercise the right granted in the foregoing sentence by notifying Landlord in writing of its intention to exercise its option to extend the Lease Term at least one hundred eighty (180) days prior to the date of commencement of each such extension term, and thereupon this Lease shall be so extended without any further document or act. If Tenant fails to notify Landlord of its exercise of any
extension   option  hereunder  as  hereinabove   provided,   its
option(s)

                                4
to extend shall nevertheless remain in full force and effect for a period of thirty (30) days after Tenant's receipt of subsequent written notice from Landlord setting forth the expiration date of the Lease and advising Tenant that notice of extension has not been received. In the event the Lease Term is extended pursuant to this Article, the definition of "Lease Term" as used in this Lease shall include any and all such extension term(s).

5. COMPLETION AND DELIVERY OF THE PREMISES AND SHOPPING CENTER;
     CONTINGENCY.

This Lease is contingent upon Landlord obtaining approval from the municipality for a Best Buy building containing approximately 30,162 square feet. Landlord agrees to promptly seek municipal approval for a 30,162 square foot Best Buy building after the Lease is fully executed, if not sooner. If Landlord is unable to obtain municipal approval for a 30,162 square foot building within sixty (60) days after the Lease is fully executed, Landlord shall notify Tenant; and unless Tenant advises Landlord within seven (7) days after Landlord's notification that it would accept a 20,000 square foot building, (in which case Landlord and Tenant shall amend this Lease to provide for a 20,000 square foot building and adjust the Rent accordingly) Landlord may terminate this Lease. For a period of one year following Landlord's termination of the Lease as a result of this contingency, if Landlord is subsequently able to obtain municipal approval for a 30,000 square foot building or larger at or in the vicinity where the Premises under this Lease are located, Landlord will notify Tenant and Tenant shall have twenty (20) days from such Landlord notice to advise Landlord if it would agree to reinstate the Lease. If Tenant so agrees, Landlord and Tenant shall reinstate the Lease on all of the same terms and conditions, except with respect to the Delivery Date and outside dates (as described in Article 5) for Landlord to commence and complete Landlord's Work, which Delivery Date and outside dates Landlord and Tenant shall discuss and resolve, in good faith. Notwithstanding anything to the contrary stated elsewhere in this Lease, it is mutually understood and agreed that if Landlord terminates the Lease in accordance with the provisions of this paragraph, it has no obligation to continue to seek or pursue municipal approval for a 30,000 square foot or larger building.


Landlord agrees, at its sole cost and expense, to substantially complete the work described on Exhibit D at the times hereinafter and therein set forth (collectively, "Landlord's Work"), time being of the essence: (i) on or before the Delivery Date to construct the Premises as provided in this Article, including completion of Tenant's truck dock provided, however, that to the extent Exhibit D specifies that any portions of Landlord's Work are to be completed before or after the Delivery Date, such portions of Landlord's Work shall be completed in accordance with the dates specified in Exhibit D, it being understood, for example, that all permanent utilities (including but not limited to, water, storm sewer, sanitary sewer, fire protection water, electrical, gas, and telephone service) shall be completed in satisfactory working condition with all necessary permits no later than three weeks prior to the Delivery Date including work required to be completed by Landlord under Article 9, (ii) on or before the Delivery Date, construct the signage required to be provided by Landlord under
Article 12, hereof including but not limited to any pylon and/or monument sign(s) and to construct and complete the construction of all other "Common Area" (as hereinafter defined) elements servicing the Premises, including, but not limited to, all access and egress roads located on and serving the Shopping Center (including, but not limited to, the access and egress roads providing access and egress from Highway 50 and the

                                5
frontage road along Highway 12), landscaping, parking lot lighting, site drainage, concrete curbs and sidewalks, driveways, utilities, and a finished and fully-improved parking lot. Landlord shall construct the parking lot and loading dock area for the Premises as shown in arid on Exhibits B and D to this Lease.

Landlord shall with sole responsibility for all related hard and soft costs or expenses (it being understood that no portion of the costs of Landlord's Work shall be passed through to Tenant under Article 27 or otherwise) provide or cause to be provided all reasonably necessary insurance (including without limitation builder's risk insurance and worker's compensation insurance), materials, and (c) labor necessary to complete Landlord's Work , and to deliver possession thereof to Tenant on the Delivery Date or other applicable date specified in Exhibit D in broom clean and : (i) free and clear of Hazardous Substances as defined in
Article 31 (ii) free and clear of liens and encumbrances, except for Permitted Exceptions, (iii) in compliance with all applicable building, health, safety, fire, environmental and zoning codes, and all other laws, codes, ordinances, rules and regulations of federal and state and local governmental agencies properly exercising jurisdiction over the Shopping Center (all of the foregoing collectively defined hereinafter as "Laws"), and (iv) at least a temporary (if not permanent) certificate of occupancy, and such other permits or approvals as will enable Tenant by the Delivery Date to commence fixturing and merchandising the Premises, and thereafter at Tenant's option to open the Premises to the public for business it being understood that Tenant shall be responsible for obtaining any permits specifically necessary for Tenant's fixturing of the Premises or training its employees therein but that Landlord shall obtain such permits/approvals by the Delivery Date that are not specific to Tenant's fixturing of the Premises, or training of its employees therein but are required of Tenant to lawfully perform the activities set forth in said clause (iv). Landlord shall obtain a permanent certificate of occupancy once Landlord and Tenant have fully performed their respective obligations relating to construction and fixturing of the Premises or training of employees.


All heating, ventilating and air-conditioning equipment servicing the Premises will be new. Landlord hereby warrants and represents that at the Delivery Date, the structure, roof, roof membrane, heating, ventilating, air-conditioning, lighting, electrical, plumbing, sewer and other systems and fixtures serving the Premises will be in good condition and working order, and there will be utilities available (in the quantities or at the capacities as per Exhibit D attached hereto. Landlord shall, at its own expense, apply and pay for all hookups, taps, and connections of any and all utilities used on the Premises (including but not limited to gas, water, electricity, telephone, etc.), and Landlord shall pay any and all fees (including so-called "impact" fees or their equivalent) and expenses associated therewith. Landlord further agrees that it shall be required to utilize Tenant's vendors and/or material suppliers as per Exhibit D attached hereto in connection with the construction of the Premises so long as such vendors and material suppliers used by Landlord are competitive in price with respect to their services and materials. Landlord agrees to provide fire protection as specified in Exhibit D.. Landlord, shall be in conformance with NFPA-13, NFPA-25, and local governmental jurisdiction, and provide clear height for space of not less than the following so as to accommodate sixteen foot (16') "high pile" flammable stock as is customary for Tenant's business: twenty-three feet (23') to roof deck; twenty (20') to the underside of steel beams.



                                6
Landlord shall have obtained all necessary approvals by parties to the REA, if necessary, with respect to Tenant's storefront elevation, including its blue wedge dimension prior to the date
Landlord's Work commences.

Landlord further warrants and represents that: (i) the general paving in the parking areas of the Shopping Center shall be designed for a design load of five (5) tons per axle and ten
(10) year design with a minimum cross-section of a 6" compacted gravel base, with 3" bituminous surface or 5" concrete over 6" granular base (unless the site specific soils/geotechnical report, which report shall be dated within sixty (60) days of the commencement of Landlord's Work and provided by Landlord to Tenant at Landlord's sole cost and expense, requires a more stringent design, which stringent design must be approved by Tenant in writing), and (ii) all truck access drives maneuvering and exit areas shall have a nine (9) ton, ten (10) year minimum design and are designed for easy access by 72'-0" semi-trucks. Landlord shall install Metal Halide parking lot lighting to provide 2.36 foot candles per square foot, averaged over entire lot with an average to minimum uniformity ratio of .6-to-2.36 minimum, and agrees the entrance to the parking lot and the area around the entrance to Tenant's building shall be at seven (7) foot candles minimum. Landlord further agrees the bases for any light posts shall be three (3) foot diameter concrete columns, with a 2'-6" height for pole protection. Landlord shall enforce, or at Tenant's option, assign to Tenant all warranties and guaranties given to Landlord by any contractor or subcontractor involved in the construction of the Premises, which shall include, at a minimum as to new construction or materials or equipment, warranties of at least one (1) year, except for the roof which shall be a fifteen (15) year warranty, and agrees herewith to indemnify, defend and hold Tenant harmless with respect to either any lien(s) against the Premises or claim(s) asserted against Tenant that arises out of or relates to the performance of Landlord's Work.


Landlord shall contract with Tenant's prototype electrical, mechanical and fire protection engineers for the production of their respective construction documents and shall submit construction documents (provided their fees or charges for same are competitive) and specifications for all of Landlord's Work (the "Construction Documents") to Tenant for Tenant's review, such submitted Construction Documents to be in accordance with the plans and specifications attached hereto as Exhibit D. Tenant shall have twenty (20) days to review and return comments to Landlord on the Construction Documents. Landlord shall revise the Construction Documents in accordance with Tenant's comments to the extent Tenant's comments are consistent with Exhibit D. In the event of any conflict between the Construction Documents and Tenant's comments, Tenant's comments shall control if consistent with Exhibit D. Notwithstanding the submittal of the Construction Documents to Tenant for Tenant's review, and any requests for changes made by Tenant, Landlord shall be solely responsible for ensuring that the Construction Documents conform to the more stringent requirement of either Tenant's plans and specifications attached hereto as Exhibit D or local governmental rules, orders or regulations. In the event that Landlord incurs additional costs as a result of design, material or construction requirements imposed upon Tenant by Landlord and/or any governmental entity that exceed Tenant's plans and specifications attached hereto as Exhibit D, Landlord shall be responsible for any and all such costs associated with said additional requirements.


Immediately prior to the Delivery Date, Tenant may inspect the common areas and especially the parking areas and driveways supporting the Premises for wear and potholes or unfinished

                                7
surfaces. Landlord shall make such repairs and re-stripe as necessary prior to the Possession Date.

At any time prior to the Delivery Date, Tenant shall have the right to make interior non-structural store plan modifications and fixturing changes ("Permitted Modification") to the plans and specifications attached hereto as Exhibit D. Every Permitted Modification shall be reduced to writing and mutually acknowledged by Landlord and Tenant, and shall establish the cost or expense to complete same, if any, and any extension of the Delivery Date necessitated by such Permitted Modification. A Permitted Modification shall not constitute grounds for an extension of the Delivery Date unless so indicated. Landlord shall provide to Tenant a monthly written accounting of the Permitted Modifications specifically delineating both (i) any delays in Landlord's construction schedule directly attributable to the Permitted Modifications and (ii) any change in the total cost of the project directly attributable to the Permitted Modifications. In the event that all Permitted Modifications, when viewed together, increase the total cost of the construction beyond the total cost required for the project pursuant to the plans and specifications attached as Exhibit D, Tenant will pay such increased cost within thirty (30) days after the later of (i) the Delivery Date or (ii) Tenant's receipt of a final accounting related to the Permitted Modifications. In the event that all Permitted Modifications when viewed together decrease the total cost of the construction beyond the total cost required for the project pursuant to the plans and specifications attached as Exhibit D, Landlord will pay the difference to Tenant (or at Tenant's option, Tenant may deduct the amount due from Landlord from the initial payment(s) of Rent (defined in Article 7) due under this Lease) within thirty (30) days after the later of (i) the Possession Date or
(ii) Tenant's receipt of a final accounting related to the Permitted Modifications.


As used herein, the terms "substantial completion" and/or "substantially complete" shall be defined as the date when all construction as indicated on Exhibit D attached hereto, including change order work, is one hundred percent (100%) complete. Notwithstanding the foregoing definition of substantial completion, to the extent that Exhibit D specifies that any portions of Landlord's Work are to be completed before or after the Delivery Date, such portions of Landlord's Work shall be completed according to the dates specified in Exhibit
D. Moreover, the foregoing definition of substantial completion shall be exclusive of immaterial "punch list" work, required hereunder that neither delays Tenant's fixturing, merchandising, or opening for business to the public from the Premises nor requires Tenant to incur any additional costs in connection with the same; provided, however, that all punch list items shall be 100% completed within seven (7) days after the same is scheduled to be completed under this Article 5. Notwithstanding that Tenant and Landlord may agree that all or any portion of the Landlord's Work is substantially completed subject to certain punch list items, in the event that any item of Landlord's Work is not completed within seven (7) days after the same is scheduled to be completed under this Article 5, the same shall not be deemed a punch list item and the relevant portion of Landlord's Work shall not be deemed substantially completed until said item is completed. Tenant's receipt of deliveries or its commencement of fixture installation and/or store merchandising and/or its store opening does not necessarily constitute substantial completion or admittance to substantial completion.




                                8
In completing Landlord's Work, Landlord agrees to complete the performance of same in accordance with the provisions of Article 28 of this Lease regarding interference with the business operations of Tenant after the Possession Date. Subject to force majeure as defined in this Lease, if any portion of the Landlord's Work is not substantially completed on or before the date specified in this Lease for the completion of the same, for any reason whatsoever, then Landlord shall pay Tenant on demand, as agreed upon and liquidated damages, Seven Thousand Five
Hundred Dollars ($7,500.00) per day for each day beyond such date that Landlord's Work is not substantially completed. Landlord and Tenant agree that the above amount is a reasonable estimate of the damages Tenant would sustain if the substantial completion of Landlord's Work is delayed, and that it is not and shall not be construed as a penalty. Tenant may, at Tenant's option, deduct the amount due from Landlord under this paragraph from the Rent payment(s) otherwise due hereunder. Tenant's taking possession of the Premises and/or opening for business to the public at the Premises shall not constitute a waiver of Tenant's right to receive such amount or a waiver of any construction defects. In addition, if Landlord's Work is not commenced by October 1, 2007, or if Landlord's Work is not substantially completed by April 1, 2008, Tenant shall have the right to cancel this Lease at any time thereafter by forwarding written notice to Landlord at any time on or before Tenant receiving notice of commencement or completion of Landlord's Work, as the case may be.

For the purposes of this Article, "commencement" of Landlord's Work shall mean: the installation of all required utilities to within five feet (5') of the specified connection points, and construction of all footings and foundations and acquisition of all required permits and approvals.

In addition to the foregoing rights, if Tenant shall, in the exercise of its reasonable judgment, determine that Landlord's Work will not be completed by the date specified in this Lease for the completion of the same, or that deficiencies exist therein which must be immediately corrected, Tenant shall have no obligation to, but at any time may, upon five (5) days' prior written notice to Landlord, elect to complete Landlord's Work or correct deficiencies therein at Landlord's cost and expense, unless Landlord shall within said five (5) day period and to the reasonable satisfaction of Tenant, either correct the situation giving rise to Tenant's determination or commence, and diligently pursue, a course of action which will permit the timely completion of Landlord's Work or correction of the deficiency therein. Tenant shall be permitted to offset against Rent otherwise due under this Lease an amount equal to (i) liquidated damages as above provided and/or (ii) costs or expenses incurred by Tenant if Tenant elects to complete uncompleted or deficient items of Landlord's Work, with interest upon the remaining balance of any such liquidated damages or completion costs at a rate equal to the lesser of (a) the Prime Rate or "Reference Rate" then being published in the Wall Street Journal, plus four percent (4%) per annum, or (b) the highest rate per annum permitted by law (the "Interest Rate") until the amount of such liquidated damages or completion costs, plus interest, is recouped in full. Time is of the essence with respect to the dates contained in this Article.


6.   RIGHT OF PRIOR ENTRY.

At any time prior to the Delivery Date, Tenant shall have the right to enter the Premises for the purposes of measuring the Premises and installing therein Tenant's fixtures, equipment and

                                9
merchandise, provided that such operations do not interfere with Landlord's timely completion of Landlord's Work. The Delivery Date shall be extended if and to the extent Tenant's entry directly causes a delay in completion of Landlord's Work. In any event, Tenant shall be entitled to enter upon the Premises if the Delivery Date but not the Possession Date shall have occurred, it being understood that in such event Landlord shall not be entitled to claim any delay due to Tenant in connection with the completion of Landlord's Work. Any entry by Tenant for the purpose of measuring the Premises or of installing its fixtures and equipment shall not be deemed acceptance of the Premises by Tenant.

7.   RENT.

Tenant hereby covenants and agrees to pay Landlord as monthly fixed rent for the Premises during the Lease Term the sums set forth in Article ID hereof. Such monthly fixed rent and other charges otherwise payable hereunder (collectively "Rent") shall be payable in advance and without demand on the first day of every calendar month commencing on the Commencement Date and thereafter during the Lease Term. Rent shall be prorated for any partial month at the beginning or end of the Lease Term. Tenant shall pay Rent to Landlord at the address provided for Landlord in Article I.F hereof, unless otherwise notified in writing by Landlord.

If the leasable area of the Premises, determined as hereinafter provided, is in fact less than the estimated leasable area set forth in the description of the Premises in Article 1, the fixed rent and other charges otherwise payable hereunder shall be proportionately adjusted to reflect the actual leasable area of Tenant's building within the Premises. In determining the leasable area of the Premises, measurements shall be from the center of all common walls and the outside of all exterior walls of Tenant's building thereon.

8.   CONFORMITY WITH LAW; OPERATIONS.

Tenant will use and occupy the Premises and appurtenances in a careful, safe and proper manner, and shall comply with the lawful requirements of the proper public authorities regarding the conduct of Tenant's business. Landlord agrees and acknowledges that Tenant shall have no obligation to open for business and/or operate its business at the Premises, except as determined by Tenant in its sole and absolute discretion. However, if Tenant fails to open for business in the Premises fully-stocked and staffed as a typical "Best Buy" store within one hundred eighty (180) days of the Commencement Date (subject to the provision of Section 37.15) or Tenant fails to operate its business in the Premises for one hundred eighty (180)
consecutive days or more (temporary closures due to force majeure conditions, fire or other casualty or remodeling in the Premises not to exceed 60 consecutive days excepted) Landlord shall have the right (but not the obligation) to terminate this Lease by giving written notice (Termination Notice") to Tenant, which termination shall become effective on the last day of the first full month following Tenant's receipt of the Termination Notice. In the event of a termination under this Article 8, the parties hereto shall be released from all further liability or obligations under this Lease, provided that any obligations which, by their terms, expressly survive the termination or expiration of this Lease shall remain in full force and effect in accordance with their terms. The foregoing notwithstanding, Landlord shall reimburse Tenant for its unamortized costs of Tenant's Work and its non-movable fixtures, using the ten year Lease Term as the amortization period. Tenant

                               10
will not permit the Premises to be used for any unlawful purpose. Landlord hereby warrants that, at time of delivery of the Premises to Tenant, the Premises will be in conformance with all applicable Laws, and at all times throughout the Lease Term, the Common Areas of the Shopping Center will be in conformance with all applicable Laws.

9.   UTILITIES FOR THE PREMISES.

Tenant shall pay when due all bills for gas, water, electricity and other utilities used on the Premises on and after the Commencement Date and through and including the date of expiration of this Lease or the earlier termination hereof. No later than the date specified for the delivery of utilities under Article 5, Landlord, at its own expense, shall (a) apply for and install separate meters for all utilities used in the Premises, to the extent required under Exhibit D hereto, and (b) apply and pay for all hookups, taps, and connections of any and all utilities used on the Premises (including but not limited to gas, water, electricity, telephone, etc. and any and all fees (including so-called "impact" fees or their equivalent) and expenses associated therewith).

10.  REPAIRS.

Tenant agrees that except as otherwise provided in this Article, it will perform all necessary nonstructural interior repairs to the Premises, including repair or replacement of damaged or broken doors and windows and routine maintenance of the heating, ventilating, air-conditioning systems ("HVAC"), plumbing, gas, electrical and similar systems which are located in and service exclusively the Premises. Tenant shall service and maintain the HVAC by retaining a qualified contractor under a service agreement with a minimum of four (4) inspection and maintenance visits per year. Tenant further agrees that it will keep and maintain the interior of the Premises in a clean and sanitary condition. Tenant shall not be required to make any repairs which are the responsibility of Landlord pursuant to this Article or elsewhere under this Lease.

Subject to the provisions and authority afforded Landlord  under
Article 27 herein, Landlord, at its sole cost and expense, shall make all structural repairs to the Premises, whether interior or exterior, keep the Premises watertight, and shall repair, replace and maintain in good condition the exterior of the Premises including without limitation the roof, roof membranes, walls (including the removal of efflorescence, if any), foundations, gutters, parking and drive areas, fire sprinkler system, utility lines from the point of connection to the Premises to the main line, and downspouts. Landlord shall make all necessary replacements of obsolete or unrepairable HVAC, plumbing, gas, electrical and other similar systems (and components thereof) which service all or any part of the Premises, and shall make any repairs to the Premises necessitated by any neglect, fault or default of Landlord, its agents, employees or contractors. Further, Landlord shall indemnify, defend and hold Tenant harmless from all actual loss, damage, costs, expenses or claims (exclusive of consequential, special or punitive damages, including, without limitation, lost profits) arising or resulting from Landlord's failure to fulfill its repair obligations under this Lease.


in performing its obligations under this Article or elsewhere under this Lease, Landlord shall use commercially reasonable efforts not to unreasonably interfere with Tenant's normal business operations. If Landlord fails to undertake and complete to Tenant's reasonable satisfaction the

                               11
repairs required under this Article or elsewhere under this Lease within thirty (30) days after written notice from Tenant (provided, however, that Landlord shall not be deemed in default if such repair cannot be completed within such thirty (30) day period and Landlord commences curing such default within such thirty (30) day period and thereafter diligently pursues such cure to completion within a reasonable time not to exceed sixty
(60) days), then upon five (5) days' prior written notice, Tenant shall have the right to make such repairs on behalf of Landlord and to deduct the cost thereof, plus ten percent (10%) of such cost to cover its overhead and administrative costs, from the Rent otherwise payable hereunder.

Anything in this Lease to the contrary notwithstanding, Landlord agrees that in the event of an emergency which necessitates immediate maintenance, repair or replacement of items which are otherwise required by this Lease to be maintained, repaired or replaced by Landlord, and Tenant is unable to contact Landlord and advise it of such emergency condition Tenant may at its option proceed forthwith to make such repairs and pay the cost thereof. Landlord agrees to reimburse Tenant for the cost of such repairs, within thirty (30) days of written demand. If Landlord does not so reimburse Tenant, then Tenant may deduct such amount from the Rent otherwise payable hereunder.

If at any time during the Lease Term any governmental agency or other authority with jurisdiction over the Premises requires modifications or repairs of the Premises that are attributable to Tenant's particular use of or operations within the Premises, all such modifications or repairs shall be at Tenant's sole cost and expense. If during the Lease Term any governmental agency or other authority with jurisdiction over the Premises requires modifications or repairs of the Premises that are attributable to buildings or structures similar to the one occupied by Tenant, or apply generally to retail businesses or operations (as compared with Tenant's particular business operation), then all such modifications or repairs shall be at Landlord's sole cost and expense. If Landlord does not make such modifications or repairs, then Tenant may make such modifications or repairs upon five (5) days' written prior written notice and deduct the amount expended therefor, plus ten percent (10%) of such amount for its overhead and administrative costs, from the Rent otherwise payable hereunder,

Notwithstanding anything in this Lease to the contrary, in the event of any failure of Landlord to comply with the provisions of this Article or elsewhere in this Lease, and such failure materially and substantially interferes with Tenant's ability to conduct its regular and customary business in the Premises or materially and substantially impedes or materially and substantially impairs ingress to or egress from the Premises or the visibility of Tenant's storefront or blue wedge or use of the Common Areas for more than forty-eight (48) hours, Tenant may elect to terminate this Lease upon thirty (30) days' prior written notice to Landlord unless, prior to the expiration of such period, Landlord has cured such default and/or Tenant shall have the right to proportionately abate Rent under this Lease during such period of impairment in the amount which is greater of (i) the corresponding time during which Tenant is deprived due to Landlord's failure to comply with the provisions of this Article or those elsewhere in this Lease or (ii) an amount equal to the decrease in sales, if any, during such period of impairment over sales for the equivalent period of the prior year.


11. ACCESS BY LANDLORD.

                               12
Landlord shall have access to the Premises at all reasonable times upon twenty-four (24) hours' notice (written, electronic or verbal) for the purpose of examining or making any repairs thereto that Landlord is required to make under this Lease or which are necessary for safety or maintenance purposes. In the event of an emergency, Landlord shall not be required to give Tenant twenty-four (24) hours' written notice, but shall use reasonable efforts to notify Tenant and its security company prior to entry.

12. TENANT'S FIXTURES AND SIGNS.

Tenant, at its sole cost and expense, may install and operate its standard interior and exterior electric and other signs, machinery and other mechanical equipment in and on the Premises, subject to applicable Law. Tenant shall have the right, at its sole cost and expense, to install its standard prototype signage on the sides and rear of the building as shown on Exhibit D, subject to applicable Law.

Landlord shall, in accordance with Exhibit D, construct Tenant's standard storefront structure. Tenant at Tenant's sole cost and expense, shall install signage in accordance with Exhibit D, Tenant's standard yellow and black ticket sign tilted five (5) degrees. Tenant may also install and maintain in the Premises such pipes, conduits and ventilating ducts as are required or desirable for the business conducted by Tenant therein. Tenant shall at all times have the right to remove all signs, fixtures, machinery, equipment, appurtenances or other property heretofore or hereafter furnished or installed by Tenant, provided it repairs any damage caused thereby, it being expressly understood and agreed by the parties that said property shall not become part of the Premises but shall at all times be and remain the property of Tenant and as such shall not be subject to any landlord's lien or other creditor's remedy otherwise available to Landlord.

On or before the Delivery Date, Landlord shall, at its sole cost and expense, obtain all requisite approvals for and construct a Shopping Center pylon sign in the location shown on Exhibit B, for Tenant's installation on each side of such signs, its sign panels as shown on Exhibit D. Landlord agrees that each side of the pylon shall permit a minimum of 24 square feet for Tenant's pylon sign panel, which will be in the location and contain the dimensions shown on Exhibit D. Landlord agrees the structure for said Shopping Center pylon sign shall be designed so as to permit Tenant to affix the appropriate double-sided sign panel to the pylon structure without on-site fabrication of fastenings or a method thereof. In addition to the foregoing and not in substitution therefor, (a) if Landlord shall construct any additional pylon or free-standing sign(s) for the Shopping Center, or (b) should Target obtain its own pylon or freestanding sign or receive its own pylon sign or free-standing sign from Landlord, or obtain approval from Landlord for its own pylon sign where Landlord's approval was necessary or required, and (c) with respect to (a) and (b), so long as any required municipal and/or Target approvals are obtained, then. Tenant shall be entitled to locate a sign panel on such additional pylon or freestanding sign(s) at a location commensurate with the size of the Premises in relation to the size of other tenants with sign panels on such pylon or free-standing sign(s).


Tenant shall have the right (subject to applicable Law and the REA) to designate its colors and sign face for its panel on any pylon or free-standing sign to which Tenant is allowed space or

                               13
Tenant's storefront signage and structure. Further, it is expressly agreed between Landlord and Tenant that Landlord shall be solely responsible, at Landlord's sole cost and expense, on or before the Delivery Date, for obtaining any and all permits and approvals required and/or necessary to construct pylon and storefront sign structures and to allow Tenant's signage as specified in this Lease; but Tenant shall be responsible for obtaining signage permits required to insert or install its sign panels on pylon and storefront sign structures as specified in this Lease.

Landlord shall have no right to (i) place or maintain any signs of any type, other than those of Tenant, on the Premises, including the exterior walls and roof thereof, or (ii) permit any person or entity, other than a retail tenant of the Shopping Center, to place or maintain any signage of any type in the Shopping Center, other than directional signage or signage required by applicable Laws.

13.  ALTERATIONS TO THE PREMISES; SATELLITE EQUIPMENT.

At any time after the initial construction of the building improvements on the Premises, Tenant at its own cost and expense and without Landlord's consent may make changes, alterations, additions and improvements to the Premises, provided it first obtains Landlord's consent (which consent shall not be unreasonably withheld) before making any changes to the structure of the building itself. If Tenant does not receive written objections from Landlord within ten (10) days after submission to Landlord of a written request for consent, Landlord shall be deemed to have consented to all items requested therein. If so requested by Tenant, Landlord shall cooperate in securing necessary permits and other government authorizations for Tenant's changes and alterations, at no cost to Landlord.

Landlord represents, warrants, covenants and agrees that at any time following the Delivery Date, and during the Lease Term Tenant shall have the right, at its expense, to install a satellite communications and receiving dish and related sled, and any other related materials, equipment or components thereof, including, but not limited to, any cabling or wiring through the Premises (collectively, the "Satellite Equipment") on the roof of the Premises, or on the roof of the building in which the Premises are located. Landlord shall not prevent, hinder, impair or interfere with Tenant's installation, maintenance or use of the Satellite Equipment, provided that Landlord shall not be responsible for the acts or omissions of third parties. In addition, Tenant shall be entitled to continuing access to perform any installation, maintenance, repairs and replacements of the Satellite Equipment that Tenant deems necessary, in Tenant's sole and absolute discretion, provided that Tenant's entry onto the roof, or the installation, maintenance, operation or repair of the 'Satellite Equipment thereon, shall not invalidate Landlord's roof warranty. Further, Landlord agrees and acknowledges that the foregoing are material inducements to Tenant to enter into this Lease.


14.  SURRENDER OF THE PREMISES.

Tenant will deliver and surrender possession of the Premises to Landlord upon the expiration of this Lease or its earlier termination, in condition and repair equal to the condition and repair thereof at the commencement of said term, loss by fire, ordinary wear and tear and decay,


                               14
casualty, neglect or fault or default of Landlord, and taking by eminent domain excepted. Landlord expressly waives any statutory or other lien or security interest in Tenant's property.

15.  HOLDING OVER

If Tenant continues its occupancy of the Premises after the expiration of the Lease Term or any renewal or extension thereof (or any earlier termination provided or permitted by this Lease) either with or without the consent of Landlord, such tenancy shall be month-to-month only, and not year-to-year or based on any other interval of time. Such continued occupancy shall not defeat Landlord's right to possession of the Premises, and the month-to-month tenancy provided for herein may be canceled at the end of any calendar month upon not less than thirty (30) days' prior written notice from Landlord to Tenant. Except for provisions relating to Lease Term or any renewal or extension thereof, all covenants, provisions, obligations and conditions of this Lease shall remain in full force and effect during such month-to-month tenancy, provided that Tenant shall pay 125% of monthly fixed rent at the rate in effect for the immediately preceding Lease Year plus all Additional Rent due under this Lease. In the event of any such month-tomonth tenancy, Tenant shall be bound by all of the terms and conditions of this Lease..

16.  DEFAULT; DISPUTES.

     16.1 Tenant Default. In the event that any of the following
(hereinafter referred to as an "Event of Default") shall occur:

     (a) Tenant shall at any time be in default of the payment of Rent, and Tenant shall fail to remedy such default within ten business (10) days after receipt of written notice of such default from Landlord; or

     (b) Tenant shall at any time be in default of the performance of any of its obligations under this Lease other than payment of Rent, and Tenant shall fail to remedy such default within thirty
          (30) days after receipt of written notice of such default from Landlord, provided, however, that Tenant shall not be deemed in default if such default cannot be cured within such thirty (30) day period and Tenant commences curing such default within such thirty (30) day period and thereafter diligently pursues such cure to completion within sixty (60) days after the date of Landlord's notice, if reasonably possible under the circumstances; or

     (c) Tenant shall be adjudged a bankrupt or make an assignment for the benefit of creditors; or

     (d) a receiver of any property of Tenant in or upon the Premises shall be appointed in any action, suit or proceeding by or against Tenant and not removed within ninety (90) days after appointment, then, upon the occurrence of such event and the termination of the applicable notice period hereinabove provided without cure, Landlord may without further notice or demand enter into the Premises and take full and absolute possession thereof, without such reentry causing a

                               15
forfeiture of the Rent to be paid or the covenants to be performed by Tenant hereunder for the full term of this Lease, and upon such reentry Landlord may lease or sublease the Premises for such Rent as Landlord may reasonably obtain, crediting Tenant with the Rent so obtained after deducting the costs Landlord reasonably incurs by such reentry, leasing or subleasing; or in the alternative, Landlord in its sole discretion may terminate this Lease at any time and reenter and take full and absolute possession of the Premises, releasing Tenant from further obligation hereunder and free from any further right or claim by Tenant. Notwithstanding the foregoing, Tenant shall remain liable for all obligations under this Lease which accrued prior to the date of termination of this Lease. Landlord hereby waives any statutory or other Landlord lien on Tenant's personal property.

Notwithstanding the foregoing, following two (2) substantially similar Tenant Defaults under this Lease within a twelve (12) month period, Landlord shall, upon the occurrence of any third
(3rd) such default, have the right to exercise any or all remedies therefor under this Lease without, however, the obligation to provide notice thereof, or any opportunity to cure, to Tenant.

     16.2 Landlord Default. A "Landlord Default" shall be deemed to exist if (i) Landlord defaults in the performance of any of its monetary obligations under this Lease and fails to cure such default within ten (10) business days of Landlord's receipt of written notice of such default or (ii) Landlord defaults in the performance of any of its non-monetary obligations under this Lease and fails to cure such default, or to commence and diligently pursue the completion thereof, within thirty (30) days of Landlord's receipt of written notice of such default, provided, however, that Landlord shall not be deemed in default if such default cannot be cured within such thirty (30) day period and Landlord commences curing such default within such thirty (30) day period and thereafter diligently pursues such cure to completion in no more than 60 days from the date of Tenant's original notice, if reasonably possible under the circumstances. Subject to remedies for Landlord Default, if any, set forth in other Articles of this Lease and in addition to any other remedies available in law or in equity, if a Landlord Default shall exist, Tenant may proceed to cure such default which has not been cured following written notice of default and expiration of the cure period stated above in this Article 16.2, and offset against the Rents, the costs and expenses incurred by Tenant to cure said default, together with an administrative charge equal to ten percent (10%) of the amount of said costs and expenses; or if such default which has not been cured following written notice of default and expiration of the cure period stated above in this Article 16.2 materially and substantially interferes with Tenant's ability to conduct its regular and customary business in the Premises, or materially and substantially impedes or materially and substantially impairs ingress to or egress from the Premises or the visibility of Tenant's storefront or blue wedge, then upon an additional fifteen (15) days' prior written notice to Landlord, terminate this Lease unless Landlord shall cure the subject default within said additional fifteen (15) day period or, where the nature of the default is such that it cannot be cured within said fifteen
(15) day period, cure is commenced and is being diligently pursued to completion.


     16.3 Disputes. In the event of a bona fide dispute between Landlord and Tenant arising under Articles 10, 22, 25 or 27 of this Lease or with respect to the Lease (specifically excluding any dispute where the monetary amount in question is expressly provided for under this Lease including, without limitation, fixed rent or liquidated damages either party ("Disputing

                               16
Party") shall have the right, within the applicable  notice
and  cure  period,  to notify the other  party  in  writing
("Dispute  Notice")  of  the Disputing  Party's  desire  to
dispute  the  propriety  of  the  other  party's  claim  of
default.  In the event such dispute relates to the  payment
of  money  the Dispute Notice shall be valid  only  if  the
Disputing Party pays, within the applicable notice and cure
period,  that  portion  of the sum  due  as  to  which  the
Disputing  Party does not take issue, limiting the  dispute
to  the  net  amount actually disputed. The Dispute  Notice
shall  be accompanied by a detailed statement of the  basis
for  the Disputing Party's claim. The time within which  to
cure  any  claimed  default as to which  a  proper  Dispute
Notice  has  been delivered shall be extended to  the  date
which  is ten (10) days after the earlier to occur  of  (i)
the  resolution of the dispute by the parties or  (ii)  the
final  determination of the forum permitted by this  Lease.
It  is  expressly understood and agreed that Landlord shall
not  be  entitled  to  commence  or  maintain  an  unlawful
detainer or eviction proceeding in connection with any bona
fide   dispute   involving   Tenant's   obligations   under
Article(s) 22, 25 and/or 27 of this Lease.

In  the  event  of  any bona fide dispute  arising  between
Tenant  and Landlord under this Lease where the net  amount
in issue is up to Twenty-five Thousand Dollars ($25,000.00)
as  increased  by  three percent (3%) for each  Lease  Year
during the Lease Term, the parties each hereby waive  their
right  to  file a civil action or proceeding in  connection
with  the same, it being agreed that upon demand by  either
party,  the parties shall resolve the dispute by  referring
the same to a single arbitrator agreed upon by the parties.
The  arbitration shall take place in Minneapolis, Minnesota
and be governed under the rules of the American Arbitration
Association  and  amendments thereto. Such arbitrator  will
have  access  to  such  records  of  the  parties  as   are
reasonably  necessary and the decision of  such  arbitrator
will be final and binding upon the parties. The cost of the
arbitration   will  follow  the  award,  unless   otherwise
determined by the arbitrator.

17.  NONWAIVER OF DEFAULT.

No acquiescence by either party in any breach of covenant or default by the other party hereunder shall operate as a waiver of the acquiescing party's rights with respect to such breach or default or subsequently, to the same or any other breach or default.

18.  QUIET ENJOYMENT.

Landlord covenants and agrees that if Tenant shall perform all covenants and agreements herein stipulated to be performed on Tenant's part, then at all times during the term of this Lease and any renewal or extension thereof
Tenant shall have the peaceable and quiet enjoyment and possession of the Premises, without any manner of hindrance from Landlord or any person claiming by, through or under Landlord.

Landlord hereby represents, warrants and covenants to and with Tenant that Landlord's execution of this Lease, compliance with the terms hereof or occupation of the Premises by Tenant will not conflict with, cause a breach of or constitute a default under the terms of any agreement or instrument to which Landlord is a party.

                               17

A breach of this Article by Landlord shall entitle Tenant to all available equitable relief as well as any and all remedies at law.

19. DAMAGE BY FIRE OR CASUALTY.

If the Premises or the Common Areas of the Shopping Center are destroyed or damaged by any cause and such destruction or damage can reasonably be repaired within two hundred ten (210) days after the happening of such destruction or damage, then Tenant shall not be entitled to surrender possession of the Premises, nor shall Tenant's liability to pay Rent under this Lease cease, but in the event of such destruction or damage Landlord shall complete such repairs within two hundred ten (210) days after receipt of insurance proceeds on account of the occurrence of such destruction or damage. If Tenant is deprived of the occupancy of any portion of the Premises due to any such destruction or damage the Rent shall proportionately abate corresponding to the time during which, and to the area of the Premises of which, Tenant shall be deprived due to such destruction or damage or the making of such repairs. No Rent shall be payable during any period that Tenant is unable to occupy the Premises and engage in its regular business at the Premises. If Landlord fails to complete repairs within the two hundred ten (210) days after receipt of insurance proceeds but in no event more than three hundred (300) days from the occurrence of the fire or other casualty, Tenant at its election may terminate this Lease and quit the Premises upon written notice to Landlord given prior to the completion of the restoration.

If the destruction or damage of the Premises or the Common Areas of the Shopping Center cannot reasonably be repaired within two hundred ten (210) days after the occurrence of the fire or other casualty, Landlord shall notify Tenant within thirty (30) days after the happening of such destruction or damage whether or not Landlord will repair or rebuild. If Landlord elects not to repair or rebuild, this Lease shall be terminated. If Landlord elects to repair or rebuild, Landlord shall specify the time within which repairs or construction will be completed, and Tenant shall have the option within thirty (30) days after the receipt of such notice to elect either to terminate this Lease and further liability hereunder, or to extend the term hereof by a period of time equivalent to the period from the happening of such destruction or damage until the Premises are restored to their former condition. In the event Tenant elects to extend the term of this Lease, Landlord shall restore the Premises to their former condition within the time specified in the notice and Tenant shall be entitled to an abatement of Rent and other charges in the manner hereinabove set forth. If Landlord fails to complete restoration of the Premises within the specified time, then Tenant at its election may terminate this Lease and quit the Premises upon written notice to Landlord given prior to the completion of the restoration.


If the Premises or the Common Areas of the Shopping Center are destroyed or damaged by any cause during the final two (2) Lease Years of the Lease Term to the extent that such damage cannot reasonably be repaired, or is not repaired by Landlord, within ninety (90) days after the happening of such damage, Tenant shall have the right to terminate this Lease effective as of the date of such damage by delivering written notice of the same to Landlord. Notwithstanding anything to the contrary herein, Tenant shall not be required to restore its trade fixtures and/or personal property in the Premises during the final Lease Year of the Lease Term if the costs of


                               18
restoration exceed $50,000. If this Lease is terminated for any reason pursuant to this Article, Landlord shall promptly refund to Tenant any Rent or other unearned charges paid in advance.

20.  WAIVER OF SUBROGATION.

Landlord and Tenant hereby waive all rights of subrogation which either has or which may arise hereafter against the other for any damage to the Premises or any other real or personal property damage or loss of business by any cause whatsoever for which either party may be reimbursed as a result of insurance coverage for any loss suffered by it; provided, however, that the foregoing waivers of subrogation do not invalidate any policy of insurance of the parties hereto now or hereafter issued, it being stipulated by the parties hereto that such waiver shall not apply in any case which would result in the invalidation of any such policy of insurance. Each party shall notify the other if such party's insurance would be so invalidated.

21.  EMINENT DOMAIN.

If the entire Premises are at any time after execution of this Lease taken by public or quasi-public use or condemned under eminent domain, then this Lease shall terminate and expire effective the date of such taking and any Rent paid in advance and any unearned charges shall be refunded to Tenant by Landlord on such date.

Tenant shall have the right to terminate this Lease and to receive from Landlord an appropriate refund of Rent and/or other unearned charges paid in advance if, as a result of eminent domain proceedings or any other governmental or quasi-public action any of the following events (each, a "Partial Taking") shall occur: (i) a material portion of the Premises is taken
(ii) any or all of the Tenant Protected Parking Limits & Access Area is taken. Should Tenant elect to remain in the Premises after any partial taking, then Rent shall be reduced for the remainder of the term thereafter in proportion to the building area of the Premises taken, and reduced by an equitable amount for any non-building area taken and Landlord shall promptly repair and restore the Premises as nearly as possible to their prior condition to the extent of condemnation awards paid. All proceeds from a condemnation award shall be applied to the extent necessary to satisfy Landlord's repair and restoration obligation. Tenant shall not be entitled to damages for the taking of its leasehold estate or the diminution of the value thereof, provided, if Tenant has made any leasehold improvements to the Premises or material alterations, structural changes or repairs thereto at its own expenses, regardless of when made, Tenant shall be entitled to separately claim an award with the condemning authorities. In addition, Tenant shall be entitled to claim an award for loss of business, damage to merchandise and fixtures, removal and reinstallation costs and moving expense.


22.  INSURANCE.

22.1 Tenant's Insurance. Tenant shall obtain and keep in force at Tenant's expense for the term of this Lease commercial
general  liability  insurance  covering  the  Premises  with   a
combined  single  limit  of  Two  Million  and  No/100   Dollars
($2,000,000.00) for each occurrence (excluding coverage under so-called "umbrella" or "excess liability" policies). Tenant shall also maintain throughout the Lease Term umbrella or excess liability coverage of at least ten million

                               19
($10,000,000.) dollars 538 Said insurance shall name Tenant as named insured and Landlord as additional insured. Provided, however, notwithstanding the foregoing, the insured Tenant herein may self-insure all or any part of the insurance it is required to carry hereunder and/or carry such insurance under a "blanket" policy.

22.2 Landlord's Insurance. Landlord shall procure and maintain throughout the entire term of this Lease a policy of All Risk insurance in an amount not less than the full replacement cost of the Landlord's Property (including the Premises) exclusive of excavation, footings and foundations with a commercially reasonable deductible, for which cost and expense Landlord shall be solely responsible for. All insurance proceeds shall be applied to the extent necessary to satisfy Landlord's repair and restoration obligations under this Lease.

Landlord shall also procure and maintain throughout the entire term of this Lease, a policy of comprehensive general liability insurance coverage for casualties occurring on or about the Common Areas. Said insurance shall have limits of liability of not less than Two Million and No/100 Dollars ($2,000,000.00) combined, single limit.

Tenant shall pay its proportionate share of Landlord's cost of insurance as provided in this Article (exclusive of costs and expenses of insurance for excavation, footings and foundations) within thirty (30) days of receipt of documentation of cost incurred (i.e. premium invoice and declaration page of the policies) prorated in the manner described in Article 27. .

22.3  General. The insurance required under this Lease shall  be
(a) issued by an insurance company authorized to do business in the state in which the Premises are located, (b) have a rating of no less than A- as published by A.M. Best Company, and (c) provide for at least ten (10) days' written notice, by certified mail to the other party before cancellation, termination or non-renewal of such insurance. A certificate evidencing the coverage required to be maintained by the applicable party shall be delivered to the other party upon request.

23. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.

At the option of Landlord or any successor-in-interest to all or part of Landlord's interest, this Lease shall be superior or subordinate to the interest of Landlord, any such successor-in-interest or to the lien of any mortgage upon the Premises or any property of which the Premises form a part provided, however, that the subordination of this Lease shall be made upon the condition that in the event of the transfer of all or part of Landlord's interest, whether by sale, foreclosure, or other action taken under a mortgage, any such successor-in-interest shall agree that this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as an Event of Default by Tenant is not then continuing and the proceeds of any insurance recovery or condemnation award shall be used for the purposes stated in this Lease. The word "mortgage," as used herein, includes a mortgage, deed of trust or other similar instrument and any modification, extension, renewal or replacement thereof. Subject to the foregoing, Tenant agrees to attorn to any such successor-in-interest.

As to any mortgage existing as of the effective date of this Lease, Landlord agrees to deliver to Tenant contemporaneously with or within thirty days after the execution of this Lease, and

                               20
Tenant agrees to thereafter promptly execute, a SNDA substantially in the form attached hereto as Exhibit E. Landlord shall be responsible for seeing that the balance of the SNDA is fully executed and recorded. Tenant shall not be bound by the terms and provisions of said SNDA until Tenant has received a fully-executed and recorded copy of said SNDA. In addition to the foregoing, Landlord agrees to, within thirty (30) days after the execution of any future mortgage, deliver to Tenant, and Tenant agrees to thereafter promptly execute, a SNDA substantially in the form attached hereto as Exhibit E. Landlord shall be responsible for seeing that the balance of the SNDA is fully executed and recorded. .

24. TRANSFER OF INTEREST.

Landlord may at any time transfer its interest in this Lease and underlying fee. In such event, Landlord shall provide Tenant with a complete copy of the original instrument assigning Landlord's interest in this Lease or a certified and conformed copy of any deed conveying Landlord's fee interest in the Premises and/or Landlord's Property, as applicable. Tenant shall have the right at any time to assign this Lease or sublet all or any part of the Premises without the consent of Landlord, provided (a) Tenant is not in default beyond any applicable cure period, (b) the assignment or subletting is for the same use permitted in this Lease or another retail use that does not duplicate or violate an existing use at the Shopping Center nor violate any agreements of Landlord or the Operation and Easement Agreement ("REA"), (c) the assignee or sublessee is an experienced retail merchant operating at least four (4) other similar retail stores or is a duly authorized franchisee of a national retail franchise, (v) Tenant shall remain liable for the full performance of all terms, covenants and conditions of this Lease and(vi) that any such third party shall agree to be bound by all the terms and provisions hereof.

The foregoing notwithstanding, Tenant shall have the right to assign this Lease without the consent of Landlord to any entity
(i) controlled by Tenant, or (ii) controlling Tenant, or (iii) controlled by the same entity who directly or indirectly controls Tenant, or (iv) an entity acquiring the majority of Tenant's stores in the state in which the Premises are located. In the event of an assignment whereby Tenant was not, pursuant to the terms hereof, released from its obligations and liability hereunder and the occurrence of a default whereby Landlord regains possession of the Premises, Tenant shall be entitled, but not obligated, to retake possession of the Premises upon written notice thereof to Landlord in which event this Lease shall automatically be deemed reinstated as a lease between Landlord and Tenant as if the assignment had never occurred, without any obligation to operate a business therefrom, but with all the other rights and obligations attendant thereto, and under the same terms and conditions of this Lease, including any amendments hereto which may have been made to effectuate an assignment to or accommodate the defaulting assignee. Landlord further agrees that, within thirty (30) days of Tenant's written request, Landlord shall execute and obtain written consent of its lender, if any, to a non-disturbance and attornment agreement in form and content mutually acceptable to Landlord, Tenant, Tenant's assignee or sublessee. Further, Landlord agrees that, within thirty (30) days of Tenant's written request, Landlord shall execute an estoppel certificate in favor of Tenant and Tenant's assignee or sublessee, containing any information as may be reasonably requested and reasonably agreed to be provided; provided that, in fact, such facts are accurate and ascertainable.



                               21
25. REAL ESTATE TAXES.

 Tenant shall pay to Landlord Tenant's proportionate share of Landlord's actual out-of-pocket costs for the Taxes due and payable with respect to Landlord's Property during the Lease Term. Tenant's proportionate share of such Taxes shall be computed by multiplying Taxes by a fraction, the numerator of which is the number of leasable square feet in the Premises and the denominator of which is the number of leasable square feet in all buildings (including mezzanines and basement areas, and areas outside of each building if used for outdoor sales, storage or similar use by any tenant(s) of Landlord's Property) of Landlord's Property (and any other buildings included within the real estate tax parcel that also contains the Premises). Tenant's proportionate share of Taxes shall not include any management, administrative and/or overhead expenses, costs and fees; and Tenant agrees that management, administrative and/or overhead expenses, costs and fees do not apply to or include contracts with consultants involved with Tax refunds or rebates, as described in the third paragraph of this Article 25. The foregoing notwithstanding, until such time as all of the buildings (in addition to the building on the Premises) to be constructed by Landlord on Lot 1 of Certified Survey Map No. 3977 (a division of Lot 1 of Certified Survey Map No. 3981 recorded August 18, 2006 in Register of Deeds for Walworth County, WI as Document No. 685693) have been constructed, Tenant's proportionate share of Taxes per Lease Year shall not exceed an amount equal to 68.4% of the Taxes billed to Landlord with respect to Lot 1 of Certified Survey Map No. 3977.

Tenant shall not be chargeable with nor obligated to pay (a) any tax of any kind whatsoever which may be imposed on Landlord independent of the Premises or on the Rents payable hereunder,
(b) any interest or penalties payable as a result of Landlord's failure to pay any Taxes or assessments prior to delinquency, or
(c) any license fees or other fees required to be paid by Landlord in connection with the operation of all or any part of the Shopping Center including the Premises, As used in this
Article 25, Taxes "due and payable" during the Lease Term shall mean installments of Taxes for which the last date for payment without interest or penalty occurs during a calendar year that falls in whole or in part during the Lease Term (regardless of whether the Taxes due for such calendar year are attributed to another calendar year), it being understood however, that all Taxes payable by Tenant under this Lease shall be prorated for any partial calendar year at the beginning or end of the Lease Term based on the number of days in such calendar year that fall within the Lease Term.

Subject to the following, Tenant shall have the right to contest, in good faith, the validity or the amount of any Taxes levied against the Premises by such appellate or other proceedings as may be appropriate in the jurisdiction. Notwithstanding the foregoing, Tenant shall only have the right to contest Taxes if Landlord declines to contest the validity or amount of such Taxes upon written request of Tenant. The non-contesting party5shall cooperate with the contesting party in its institution and prosecution of any such proceedings and will execute and will provide any documents reasonably required therefore. 589 The expense of such proceedings shall be borne by Tenant and any 59 refunds or rebates secured shall belong to Tenant, net of expenses. 591 If Landlord contracts with any outside consultants or for such services for purposes of seeking any refunds or rebates of the Taxes, such contracts will be written on a contingency basis not to exceed, without Tenant's prior consent, one-third (1/3) of the savings.



                               22
Notwithstanding anything to the contrary contained herein, the definition of Taxes shall not include, and Tenant shall have no obligation to pay, any special assessments levied, pending or assessed prior to the Commencement Date or which relate to the initial construction of the Shopping Center.

Tenant shall at all times be solely responsible for and shall pay before delinquency all municipal, county, state or federal taxes assessed or levied against any leasehold interest hereunder or any personal property of any kind owned, installed or used by Tenant. If at any time during the term of this Lease, a tax or excise on Rents or other tax, however described, is levied or assessed against Landlord on account of or measured by, in whole or in part, the Rent expressly reserved hereunder (excluding any income, corporate franchise, corporate, estate, inheritance, succession, capital stock, corporate loan, corporate bonus, transfer or profit tax of Landlord) as a substitute, in whole or in part, for taxes assessed or imposed on land and buildings, such tax or excise on Rents or other tax shall be included as a part of the real property taxes covered hereby, but only to the extent of the amount thereof which is lawfully assessed or imposed as a direct result of Landlord's ownership of this Lease or of the Rent accruing under this Lease. If any real property tax or assessment levied against the land, buildings or improvements covered hereby or the Rents reserved therefrom shall be evidenced by improvement or other bonds or in other form which may be paid in installments, Landlord shall, if permitted, elect such installment payment plan and only the amount paid in any Lease Year shall be included in the taxes for that Lease Year for purposes of this Article.


26.  RIGHT OF PROTEST.

Tenant may contest any mechanics' or other liens imposed against the Premises (provided Landlord agrees and acknowledges that
Tenant shall have no responsibility with respect to liens arising from Landlord's Work or other construction, repair or maintenance undertaken by or on behalf of Landlord under this Lease), provided Tenant believes in good faith that such liens are not proper, and further provided that Tenant furnishes Landlord reasonable security to ensure payment and to prevent any sale, foreclosure or forfeiture of the Premises by reason of such nonpayment. Tenant shall furnish to Landlord such security as Landlord may reasonably request pursuant to the foregoing sentence within thirty (30) days of receiving a written request therefor. Upon a final determination of the validity of such lien or claim, Tenant shall promptly pay any judgment or decree rendered against Tenant or Landlord, including without limitation all costs and charges and attorney fees, and shall cause such lien to be released of record, all without cost to Landlord.


27.  COMMON AREAS.

Landlord or the designated manager/operator under the REA will maintain in good order, condition and repair (comparable to other like-kind shopping centers in the trade area) all areas used in common by all tenants and other occupants of the Shopping Center, which shall include the parking areas, landscaping, sidewalks, driveways, pylon sign(s), and other like areas as required by the REA (the "Common Areas"), and Landlord hereby grants to Tenant, its agents, employees and invitees, the nonexclusive right to use the Common Areas in common with other tenants and occupants of the Shopping Center. Landlord shall not use or permit the Common

                               23
Areas located in the Tenant Protected Parking Limits & Access Area to be used in any manner so as to substantially interfere with or reduce (i) access to the Premises from the road(s) immediately outside the Shopping Center or critical access drives shown on the site plan, (ii) parking in the Tenant Protected Parking Limits & Access Area or (iii) Tenant's
operation of its business from the Premises. In each calendar year, Tenant shall pay Landlord, as additional Rent, its proportionate share of Landlord's Operating Costs (as hereinafter defined). Tenant's proportionate share of Landlord's Operating Costs shall be computed by multiplying Landlord's Operating Costs by a fraction, the numerator of which is the number of leasable square feet in the Premises and the denominator of which is the number of leasable square feet in all buildings (including mezzanines and basement areas, and areas outside of each building if used for outdoor sales, storage or similar use by any tenant(s) or other occupant(s) of the Shopping Center) of the Shopping Center (and any other buildings included within the tax parcel). Upon request from Tenant, Landlord shall provide current documentation of the leasable square footage of the Shopping Center. The foregoing notwithstanding, until such time as all of the buildings (in addition to the building on the Premises) to be constructed by Landlord on Lot 1 of Certified Survey Map No. 3977 (a division of Lot 1 of Certified Survey Map No. 3981 recorded August 18, 2006 in Register of Deeds for Walworth County, WI as Document No. 685693) have been constructed, Tenant's contribution to Landlord's Operating Costs per Lease Year shall not exceed an amount equal to 68.4% of Landlord's Operating Costs incurred with respect to maintaining the Common Areas of Lot 1 and Lot 3 of Certified Survey Map No. 3977.


As used herein, the term "Landlord's Operating Costs" shall mean actual out-of-pocket expenses reasonably incurred by Landlord to maintain the Common Areas in the manner per the REA. Landlord's Operating Costs shall include, without limitation, all costs and expenses incurred by Landlord in maintaining, repairing, lighting, cleaning, and removing snow, ice and debris from the Common Areas per the specifications as set forth in the REA, if any, or in the absence of specifications under the REA, per Exhibit F attached hereto. In addition, Tenant shall pay to Landlord an administrative fee that shall not exceed five percent (5%) of Tenant's proportionate share of the approved common area maintenance expenses642excluding real estate taxes, common area utilities and Landlord's insurance. Notwithstanding the foregoing, the following shall, in all events, be excluded from Landlord's Operating Costs: depreciation, principal, interest and other charges on debt; the cost of capital improvements (as defined by generally accepted accounting principles); overhead; promotional and similar fees; expenses that are not paid for by every other tenant or occupant of Landlord's Property; costs of repaving or replacing all or any part of the parking area ( other than patching and similar periodic maintenance such as striping); costs of maintaining, repairing and replacing the foundation, exterior walls, roof and roof membrane, of the Shopping Center, including the Premises (provided that roof repairs shall be included in Landlord's Operating Costs); costs to remove any Hazardous Substance(s) (unless caused by Tenant); maintenance performed on outparcels or other adjacent tracts not maintained by Landlord and/or not reserved to the benefit of the Shopping Center occupants; maintenance, repairs or replacements to the Common Areas necessitated by the negligent or wrongful act of Landlord or made to correct any construction defect; amounts paid to entities related to Landlord in excess of the cost of such services from any competitive source; amounts reimbursable from insurance proceeds or warranties; services, repairs and maintenance performed within an occupant's exclusive space which is not part of the Common Areas; improvements, repairs or replacements of parking areas (other than patching and similar minor periodic maintenance such


                               24
as striping); reserves for anticipated future expenses; charges covered elsewhere in this Lease; or other maintenance expenses not considered normal or customary under generally accepted accounting principles or shopping center industry standards.

Tenant's proportionate share of the estimated costs and expenses for each calendar year and partial calendar year shall be paid in monthly installments on the first day of each calendar month, as additional Rent. Notwithstanding anything to the contrary herein, in no event shall the amount that Tenant is obligated to pay for Landlord's Operating Costs in any calendar year exceed one hundred and five percent (105%) of the total amount that Tenant was obligated to pay for Landlord's Operating Costs for the previous calendar year, excluding real estate taxes, costs of snow removal and utilities. Landlord shall provide a budget based upon the Landlord's Operating Costs for the preceding calendar year (the "Budget"), or Landlord may, at its sole option, bill such actual costs and expenses monthly in arrears from time to time but not more than one (1) time per calendar month. Because Landlord's Operating Costs for the period prior to the Commencement Date are unknown, from the Commencement Date through the end of the first calendar year, Tenant shall pay to Landlord, in monthly installments on the first day of each month, the sum of $5,655.37 per month, which sum shall be applied toward Tenant's proportionate share of Landlord's Operating Costs actually incurred by Landlord during the first calendar year.

Within ninety (90) days after the end of each calendar year or portion thereof, or as soon thereafter as reasonably practicable, Landlord shall furnish Tenant with a detailed written statement outlining the type and amount of expenses incurred or income received by Landlord and Tenant's proportionate share of such costs and expenses for such period. Upon written request, Landlord shall furnish to Tenant photostatic copies of all bills, invoices and other reasonable documentation supporting such actual costs and evidence of Landlord's payment thereof (the "Budget Reconciliation"). If the total amount paid by Tenant under this Article for any calendar year shall be less than the actual amount due from Tenant for such year as shown on the Budget Reconciliation, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after the furnishing of each Budget Reconciliation. If the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, the amount of the overpayment shall be credited against the next installment of additional Rent due hereunder. If Landlord shall fail to provide the Budget Reconciliation Tenant shall have the right to suspend upon ten
(10) days' notice to Landlord, additional common area maintenance payments pending Tenant's receipt of the Budget Reconciliation.

Landlord shall keep or cause to be kept the books and records applicable to such Landlord's Operating Costs, Landlord's insurance costs under Article 22 and Taxes under Article 25 for a period of not less than three (3) years following the date of Tenant's receipt of any Budget Reconciliation, but, in the event of any dispute, such books and records shall be retained until the final determination of such dispute. Upon thirty (30) days' prior written notice given to Landlord within three (3) years after Tenant receives any Budget Reconciliation issued by Landlord as set forth above, Tenant may cause an audit to be made during Landlord's normal business hours at Landlord's headquarters of Landlord's records relating to Landlord's Operating Costs and other additional Rent for the period covered by any such Budget Reconciliation. Tenant shall

                               25
promptly pay to Landlord any deficiency or Landlord shall promptly refund to Tenant any overpayment. In the event that any audit discloses an overpayment of Landlord's Operating Costs and/or other additional Rent by Tenant of more than three percent (3%), then, in addition, Landlord shall pay the reasonable costs and expenses incurred by Tenant in conjunction with performance of such audit. Notwithstanding anything to the contrary herein, Landlord hereby waives the right and shall not be entitled to make any claim for an adjustment to the Budget Reconciliation for any undercharges and/or underpayments of Landlord's Operating Cost or other additional Rent following the lapse of the lesser of (i) two (2) calendar years after the outside date provided above for Landlord's tendering of the Budget Reconciliation to Tenant or (ii) one (1) calendar year following the end of the Lease Term (or any earlier termination provided or permitted by this Lease).

28. ALTERATIONS TO SHOPPING CENTER.

Except as may be required by applicable Law, Landlord will not place or permit to be placed by any person or entity other than Tenant, any building, wall, landscaping, fence or other improvement or make any other alterations or changes to the Tenant Protected Parking Limits & Access Area of the Shopping Center other than improvements shown on Exhibit B as existing or planned without Tenant's prior written approval, which approval shall be granted, withheld or conditioned in Tenant's sole and absolute discretion. In the event that Landlord shall acquire control of real property immediately adjacent to the Shopping Center, Landlord shall not without Tenant's prior written approval, which approval shall be granted, withheld or conditioned in Tenant's sole and absolute discretion, permit or make changes that would materially interfere with ingress to or egress from the Premises, materially alter vehicular traffic paths or routes within the Shopping Center, or materially reduce or restrict visibility of Tenant's storefront, blue wedge or Tenant's signage7 or any of Tenant's rights under this Lease.

Subsequent to the Delivery Date, Landlord agrees to exercise commercially reasonable efforts to minimize any interference with the completion of the construction of the Premises, the fixturing and merchandising thereof, and further agrees, from and after the date Tenant opens for business to the public from its Premises, (a) to limit all construction staging to the rear of the Shopping Center; (b) to permit no construction of, or scaffolding upon, the front of any building in the Shopping Center between the dates of November 15 and January 1st of any Lease Year, except in the event of an emergency; and (c) to have any scaffolding within the Shopping Center removed within seventy-two (72) hours of completion of the work for which it was necessary. In the event Landlord shall fail to correct any violation of this Article within three (3) business days from its receipt of written notice thereof from Tenant, Tenant shall be entitled to either liquidated damages of One Thousand and No/100 Dollars ($1,000.00) per day for each day thereafter that such condition remains a violation hereunder.

Landlord and Tenant agree that the Shopping Center shall not contain any outparcel(s) except in the location(s) shown on the site plan attached hereto as Exhibit B. Any building or improvement to be constructed on such approved outparcel shall be as follows:

     (a) be a single-story structure of not more than fifteen thousand (15,000) square feet of building area;

                               26
     (b) be limited to twenty-eight feet (28') in height to the highest point of any roof, wall, parapet, or screening or other improvement; and

     (c) and have a self-contained parking field in compliance with all applicable Laws as if it were a free-standing site without benefit of cross-parking rights as to the balance of the Shopping Center.

29.  INTENTIONALLY DELETED

30.  EXCLUSIVITY AND USE.

Landlord represents, warrants and covenants to and with Tenant that Tenant may lawfully use the Premises for sales, rental, service (including installation, testing, repair, maintenance and servicing of computer related items) and warehousing (and if applicable, installation in motor vehicles) of the product categories listed below, other products typically sold in the majority of Tenant's stores, and thereafter for any lawful use subject to the provisions of the Lease, the prohibited uses set forth in Exhibit H, if any, and any future exclusives granted by Landlord in the Shopping Center not in violation of the "Article 30 Restrictions", as defined in the Lease) and Landlord shall not permit any person or entity other than Tenant732 (or Tenant's parent company, affiliates, assignees, sublessees and assigns) in space leased directly or indirectly from Landlord within a radius of one (1) mile of the Shopping Center, to sell, rent, service (including installation, testing, repair, maintenance and servicing of computer related items) and/or warehouse (and, if applicable, install in motor vehicles) the following product categories (regardless of whether new, used or refurbished): electronic equipment or appliances (including, without limitation, televisions, stereos, radios and dvd or video machines); major household appliances (including, without limitation, refrigerators, freezers, stoves, microwave ovens, dishwashers, washers and dryers); personal computers and peripherals, computer software; digital, downloadable and streamable entertainment; car radios, stereos, tape decks or phones; entertainment software, including compact discs, music videos, dvds and prerecorded tapes; accessories and connectors for products sold by Tenant (including, without limitation, cable connectors, surge protectors, cables, wires and batteries); telephones, telecopy, facsimile and photocopy machines; photographic cameras or equipment; office equipment, supplies or office furniture; books and magazines; any substitutes for or items which are a technological evolution of the foregoing items; and/or any other related items carried in a majority of Tenant's stores without Tenant's prior written consent, which may be granted or withheld in Tenant's sole and absolute discretion 738.


In addition to the foregoing, Tenant shall have the right to (a) sell gourmet and other food items in support of and incidental to the foregoing product categories, not to exceed 2,000 square feet of floor area, and (b) use up to ten percent (10%) of the Premises not to exceed 2,000 square feet of floor area for a non-alcoholic beverage kiosk or bar, including seating area, with food, snack and bakery items incidental thereto. "Landlord", for purposes of this Article, shall be defined to include Landlord,
and   (i)   if   Landlord  is  a  corporation,   its   principal
shareholders; or (ii) if Landlord is a partnership, its partners and any principal shareholders or partners of any partner which is a corporation or shareholder; or (iii) if Landlord is a trust, the beneficiaries of any such

                               27
trust, including the principal shareholders or partners of any beneficiary which is a corporation or trust, all of whom shall execute an agreement to be bound to this Article. The restrictions set forth in this Article 30 are hereinafter collectively referred to as the "Article 30 Restrictions".

The Article 30 Restrictions shall not be applicable to (i) a Target retail store at the Shopping Center, (ii) a Barnes & Noble retail store, and a Borders retail store, provided Tenant and such merchants execute a mutually acceptable letter agreement to the extent such merchants have executed similar letter agreements on previous occasions, (iii) any other tenant or occupant of the Shopping Center so long as any other tenant's or occupant' s display of products and/or services protected by Tenant's exclusive does not exceed the lesser of 500 square feet or five percent (5%) of its gross leasable area.

Landlord shall only be in violation of the Article 30 Restrictions if (i) Landlord after the date of February 28, 2007 enters into a lease or other agreement with a tenant or other occupant expressly permitting it to engage in a business in violation of the Article 30 Restrictions, or (ii) Landlord's consent is required for any change to a permitted use, and after the date of February 28, 2007, Landlord consents to change such use to permit a use in violation of the Article 30 Restrictions, or (iii) Landlord makes an initial sale of an outparcel in violation of the Article 30 Restrictions. Landlord shall not be in violation of the Article 30 Restrictions if a business has been permitted to assume a lease or operate its business based upon or as result of a bankruptcy, insolvency or similar action or an action or order by a court.

Notwithstanding anything to the contrary that may be contained in this Lease, in the event of a violation of this exclusivity provision by Landlord, Tenant shall, in addition to any other legal or equitable remedy, including specific performance, have the automatic right upon ten (10) days written notice to Landlord to: pay Rent in lieu of that provided for herein at the rate of one-half (1/2) of the Rent otherwise payable under this Lease until such time as Landlord cures any violation of this exclusivity provision, whereupon Tenant's obligation to pay Rent due under the Lease shall commence once again. It is specifically understood and agreed between Landlord and Tenant that Tenant shall have no obligation whatsoever to reimburse Landlord for any Rent not paid by Tenant attributable to the period of any Landlord's default under this Article 30. If a violation of this Article 30 is not eliminated or corrected to Tenant's satisfaction within 365 days of its occurrence, then Tenant shall have the right to terminate this Lease upon thirty
(30) days' written notice, and unless Landlord eliminates the violation within the thirty (30) day notice period, this Lease shall terminate on the last day of the first full month following expiration of the thirty day notice period. 754


31. HAZARDOUS SUBSTANCES.

     (a) Environmental Assessment. Landlord has provided Tenant a Phase I environmental assessment report dated May 31, 2006, prepared by ATC Associates, Inc., a qualified environmental testing company indicating that except as noted in the Report:

          (i)       The property described in Exhibit A (the
               "Premises" for purposes of this
               Article) is not listed in the United States
               Environmental Protection

                               28
               Agency's National Priorities List of Hazardous Waste Sites, nor any other list, schedule, log, inventory or record of any Hazardous Substance(s) or hazardous waste sites, whether maintained by the United States government or any state or local agency;

          (ii) A review of the history of ownership and uses has revealed no evidence that the Premises has at any time been used for the generating, transporting, treating, storage, manufacture, emission of, disposal of, refining or handling asbestos, polychlorinated biphenyls (PCB's), or any other dangerous, toxic or hazardous pollutants, chemicals, wastes or substances (each, a "Hazardous Substance") as defined in the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, or the Federal Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, any laws or regulations relating to underground storage tanks, or any other federal, state or local environmental laws, statutes, regulations, requirements and ordinances;

          (iii) In the opinion of the inspector, the Premises represents a "low risk" of contamination;

     (b) Warranty. Landlord hereby warrants and represents that except as may be disclosed in the environmental assessment report,: (a) the Premises has never been used by current or previous owners or occupants to generate, transport, treat, store, manufacture, emit, dispose of, refine or handle any Hazardous substance(s), (b) the Premises does not contain any underground storage tanks or any Hazardous Substance(s); (c) Landlord has not received a summons, citation, directive, letter or other communication, written or oral, from any state agency or the U.S. Government concerning the Premises or any intentional or unintentional action or omission on Landlord's part as a result of the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of any Hazardous Substance(s) into waters or onto lands of the state in which the Premises is located, or into water outside the jurisdiction of the state in which the Premises is located, and the Premises is not subject to any "superfund" type liens or claims by governmental regulatory agencies or other third parties arising from the release or threatened release of any Hazardous Substance(s)s in, on or about the Premises; and (d) it has furnished Tenant with copies of all environmental reports in its possession or control as to the Premises.


     (c) Indemnification. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all actual loss, cost, liability, damage or expense (including without limitation reasonable attorney's fees, investigation and court costs) (excluding consequential, special or punitive damages), which Tenant may incur, sustain or suffer or which may be asserted against Tenant by reason of the presence of Hazardous Substances prior to the Delivery Date or their introduction by Landlord any cleanup or response costs, fines or penalties resulting from a

                               29
          release  or  a  threatened release  of  any  materials
          defined  in  paragraph  (b)  above;  and  any   actual
          personal injury, death, property, property damage, business losses, or damage to the environment.

32. ESTOPPEL CERTIFICATE.

Landlord and Tenant agree within ten (10) business days after request therefor by the other to execute in recordable form and deliver a statement, in writing, certifying (a) that this Lease is in full force and effect, (b) the Commencement Date of this Lease, (c) that Rent is paid currently, (d) the amount of Rent, if any, paid in advance, (e) that there are no uncured defaults by Landlord or stating those claimed by Tenant, and (f) such other information as may be reasonably requested and reasonably agreed to be provided; provided that, in fact, such facts are accurate and ascertainable.

33. PARKING.

Landlord covenants and agrees that the parking areas of the Shopping Center shall at all times satisfy the following criteria as to the ratio of parking spaces (measuring a minimum of nine feet (9') by eighteen feet (18')) of:

     (a) four and five tenths (4.5 cars per one thousand (1,000) square feet of building retail area,

     (b) parking spaces for restaurants will be as required under the REA

Notwithstanding anything to the contrary that may be contained in Article 16.2, if Landlord shall fail to comply with this Article, after written notice and the expiration of a 60-day cure period within which Landlord may satisfy the parking requirements described above by providing replacement or alternative parking Tenant shall, in addition to any other legal or equitable remedy, including specific performance, have the right upon ten (10) days written notice to Landlord to pay Rent in lieu of that provided for herein at the rate of one-half (1/2) of the Rent otherwise payable under this Lease until such time as the above-specified parking ratio is maintained If such failure to maintain the parking ratios required has not been corrected or resolved to Tenant's satisfaction within 365 days after its occurrence, then Tenant shall have the right to terminate this Lease upon thirty (30) days' written notice, and unless Landlord corrects the deficiency within the thirty (30) day notice period, this Lease shall terminate on the last day of the first full month following expiration of the thirty day notice period.

34. ATTORNEY'S FEES.

In the event of a default, or an alleged or asserted default, in the performance of any of the terms, covenants, agreements or conditions contained in this Lease, and a suit is actually filed, a final determination is made by a court of competent jurisdiction, then the prevailing party shall be entitled to, and the other party shall pay, all of the prevailing party's costs and expenses, including reasonable attorneys' fees, which were incurred in connection with the action. The determination of the prevailing party will be made by the court. Notwithstanding the above, the

                               30
plaintiff shall not be considered the prevailing party unless the plaintiff prevails in a majority of its claims. If Landlord is responsible for and fails to pay any such fees within ten
(10) days after demand, Tenant may deduct the amount of such fees from the fixed rent and other charges otherwise due hereunder.

35.  BROKERAGE.

Landlord and Tenant hereby represent and warrant to each other that (i) other than Joe Parrot of CB Richard Ellis representing Landlord and Dan Cohen of Mid America Real Estate representing Tenant,(collectively the "Brokers") and the brokerage fees to be paid to the Brokers pursuant to Landlord's separate agreement with the Brokers (the "Brokers' Fees")790 each has not dealt with any other brokers or agents and that there are no other side letters, contracts or agreements relating to, or entitling others to share or participate in, brokerage fees, commissions, finder's fees or other similar charges, (ii) other than the Brokers fees, no other brokerage fees, commissions, finder's fees or other similar charges are owed to any persons, entities or other parties in connection with this Lease, and (iii) Brokers are the only brokers involved and the Brokers Fees are the only brokerage fees due and payable in connection with this
Lease:

Landlord and Tenant each agree to defend, indemnify and hold the other party harmless from any loss, claim, liability or obligations with regard to any breach of the foregoing representation or warranty by the indemnifying party thereto. In the event that Landlord fails to pay the Brokers' Fees to the Brokers, Tenant shall have the right, but not the obligation, to pay the Brokers' Fees to the Brokers. In the event that Tenant pays all or any portion of the Brokers' Fees, Landlord agrees that Tenant shall have the right to offset against fixed rent and other amounts payable under this Lease for the total amount of the Brokers' Fees paid by Tenant, until the Broker's Fees and interest are paid in full.

36.  NOTICES.

Any notice or consent required to be given by or on behalf of either party to the other shall be in writing and given by mailing such notice or consent by either (i) one (1) business day after sending by an overnight courier service, or (ii) two
(2) business days after sending by registered or certified mail, return receipt requested, addressed to the other party as indicated in Article I.F hereof, or at such other address in the United States as may be specified from time to time in writing by either party. Any notice or consent given hereunder by either party shall be deemed effective when mailed as aforesaid, but the time period in which to respond to any notice or consent shall commence to run on the date on which such notice or consent is actually received by the addressee. Refusal to accept delivery shall be deemed receipt thereof.

37.  MISCELLANEOUS.

     37.1 Severability of Provisions. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be determined to be invalid or unenforceable by a court of competent jurisdiction, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

                               31
     37.2 Memorandum of Lease. Neither party may record this Lease. Upon execution of this Lease, however, Landlord and Tenant shall join in the execution of a memorandum or so-called "short form" of this Lease for the purposes of recordation ("Memorandum of Lease") substantially in the form attached hereto as Exhibit G and made a part hereof. Landlord shall see that an original Memorandum of Lease is recorded in the appropriate real estate records office for the county in which the Premises are located. Any fees required to be paid in order to prepare or record such Memorandum of Lease shall be paid by Landlord. In the event of any conflict between the provisions of the Memorandum of Lease and the Lease, the Lease shall control.

     37.3 Entire Agreement. This instrument shall merge all undertakings between the parties hereto with respect to the Premises and upon execution by both parties shall constitute the entire lease agreement, unless thereafter modified by both parties in writing. In the event Landlord shall execute this Lease prior to Tenant, Tenant shall have ten (10) days to accept the terms hereof and to execute this Lease, during which time Landlord's execution shall constitute an irrevocable offer.

     37.4 Relationship of the Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by a third party to create the relationship of principal and agent or of partnership or of joint venture of any association whatsoever between Landlord and Tenant, it being expressly understood and agreed that neither the method or computation of Rent nor any other provision contained herein, nor any act or acts of the parties hereto, shall be deemed to create any relationship between Landlord and Tenant other than_ the relationship of lessor and tenant.

     37.5  Importance  of  Each  Covenant.  Each  covenant   and
agreement on the part of one party hereto is understood and agreed to constitute an essential part of the consideration for each covenant and agreement on the part of the other party.

     37.6 Headings. The headings of the Articles of this Lease are for convenience of reference only and do not form a part hereof, and they shall not be interpreted or construed to modify, limit, or amplify the intent of such Articles.

     37.7 Parties in Interest. Subject to the provisions of this Lease relating to assignment, subleasing and other transfers of the parties' interests, this Lease shall inure to the benefit of and be binding upon the successors in interest and assigns of the parties hereto.

     37.8 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     37.9 Number and Gender. Words in the singular, plural, masculine, feminine and neuter as used herein shall have the meanings and be construed as required by the context in which they are used herein.


                               32
     37.10 Governing Law. This Lease shall be construed and
governed by the laws of the State in which the Premises are
located.   Should  any  provisions  be   illegal   or   not
enforceable under the laws of the said State, it or they shall be considered severable, and the Lease and its conditions shall remain in force and be binding upon the parties as though the said provisions had never been included.

     37.11 Prorations. Any prorations to be made under this Lease shall be based on a 365 day year.

     37.12  Confidentiality.  The parties  agree  that  the
terms   and   conditions  of  this  Lease  are  to   remain
confidential  and may not be disclosed to any  third  party
without the other party's prior written consent except  for
disclosures as shall be reasonably necessary in the conduct
of  such  party's  business such  as  disclosures  to  such
party's   attorneys,  lenders  and  potential  buyers   and
disclosures as shall be necessary by applicable law.

     37.13 Construction. Landlord and Tenant each agree that this Lease was fully and mutually negotiated by the parties such that this Lease and the provisions hereof shall not be construed against either party based on such party's drafting or alleged drafting of same.

     37.14 Force Majeure .  As used herein, the term "Force
Majeure" shall mean any prevention, delay or stoppage due to tornado, earthquake, or hurricane, which shall excuse the performance of such party for a period of time equal to such prevention, delay or stoppage resulting from the tornado, earthquake or hurricane. 825

     37.15 Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, special or punitive damages and shall be recoverable only from the interest of Landlord in the Shopping Center, and Landlord shall not be personally liable for any deficiency. This Section shall not limit any remedies which Tenant may have for Landlord's defaults which do not involve the personal liability of Landlord
  II. EXHIBITS.
Attached hereto and made a part of this Lease are Exhibits
A through H.


IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.



[SIGNATURES ON NEXT PAGE}
                             33
                                    LANDLORD:

                                    RYAN COMPANIES US, INC. a
                                    Minnesota corporation

Date: 2/27, 2007                    By: /s/ W J McHale
                                    Name:   W. J. McHale
                                    Its:    Executive Vice President



                                    TENANT:

                                    BEST BUY STORES, L.P., a Virgina limited partnership

                                    By:  BBC Property Co., a Minnesota
                                    corporation, its general partner

Date: 2/27, 2007                    By: /s/ Pat Matre
                                    Name Pat Matre
                                    Its: Vice PResident Real Estate





                            EXHIBIT A

                Legal Description of Shopping Center



 PARCEL 1
 Lots 1 and 3 of Certified Survey Map No. 3977, a division of Lot 1 of Certified Survey Map No. 3981, recorded August
 18, 2006 in the office of the Register of Deeds for Walworth County, as Document No. 685693, being part of the Southeast 1/4 of the Southwest 1/4 and the Southwest 1/4
 of the Southeast 1/4 of Section 30, Town 2 North, Range 18
 East, in the City of Lake Geneva, Walworth County,
 Wisconsin.

 PARCEL 2:
 Easement for the purpose of access as shown in an Access
 Easement recorded on October 6, 2006 as Document No.690249.

 PARCEL 3:
 The easements and such other interests as are recognized as real property interests under the laws of the State of Wisconsin granted to the insured for the benefit of PARCEL 1 created by that certain Operation and Easement Agreement between Target Corporation and Ryan Companies US, Inc. dated October 5, 2006 and recorded October 6, 2006 as Document No. 690251.

PARCEL 4
Easement for the purpose of constructing and maintaining a retaining wall as shown in a Grading Easement recorded on November 13, 2006 as Document No. 693552.

NOTE: The aforesaid easement is in the process of being recorded. Recording information will be forwarded upon confirmation of recording by the Register of Deeds.

Tax Key No. ZA 399700001 and ZA 399700003